Exhibit 4.1
SALE AND SERVICING AGREEMENT
among
NISSAN AUTO RECEIVABLES 2008-C OWNER TRUST,
as Issuer,
NISSAN AUTO RECEIVABLES CORPORATION II,
as Seller,
and
NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer
Dated as of December 11, 2008

(Nissan 2008-C Sale and Servicing Agreement)

i

TABLE OF CONTENTS
(continued)
(Nissan 2008-C Sale and Servicing Agreement)

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TABLE OF CONTENTS
(continued)

SCHEDULE A	Schedule of Receivables	A-1
SCHEDULE B	Location of the Receivable Files	B-1
EXHIBIT A	Form of Yield Supplement Agreement	A-1
APPENDIX A	Regulation AB Representations, Warranties And Covenants	A-1
(Nissan 2008-C Sale and Servicing Agreement)

iii

     SALE AND SERVICING AGREEMENT, dated as of December 11, 2008, among NISSAN AUTO RECEIVABLES 2008-C OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the “Seller”), and NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation in its individual capacity (in such capacity, “NMAC”) and as Servicer (in such capacity, the “Servicer”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Article I.
     WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks generated by NMAC in the ordinary course of business and sold to the Seller;
     WHEREAS, the Seller is willing to sell such receivables to the Issuer; and
     WHEREAS, the Servicer is willing to service such receivables.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     SECTION 1.01 Definitions. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following respective meanings:
     “Accounts” means the Collection Account, the Yield Supplement Account and the Reserve Account.
     “Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer, the Indenture Trustee and the Owner Trustee.
     “Administrative Purchase Payment” for any Administrative Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on such Administrative Receivable, if any, during such Collection Period.
     “Administrative Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.06 or Section 9.01.
     “Administrator” means NMAC, or any successor Administrator under the Administration Agreement.
     “Advance” means the amount, as of the last day of a Collection Period, that the Servicer is required to advance on the respective Receivable pursuant to Section 5.04.
(Nissan 2008-C Sale and Servicing Agreement)

     “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.
     “Aggregate Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date, the sum of the Noteholders’ Interest Distributable Amount for all Classes of Notes with respect to such Distribution Date.
     “Agreement” means this Sale and Servicing Agreement among Nissan Auto Receivables 2008-C Owner Trust, as Issuer, NARC II, as Seller, and NMAC, as Servicer.
     “AICPA” shall have the meaning assigned to such term in Section 4.10.
     “Amount Financed” with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.
     “Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.
     “Assignment” shall have the meaning assigned to such term in the Purchase Agreement.
     “Available Amounts” means, with respect to any Distribution Date, the sum of (i) Available Interest for such Distribution Date, (ii) Available Principal for such Distribution Date, (iii) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account, if any), (iv) amounts on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Amounts pursuant to Section 2.14 of the Indenture, and (v) Swap Replacement Proceeds to the extent such amounts are required to be included in Available Amounts pursuant to Section 2.14 of the Indenture.
     “Available Interest” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to interest, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds to the extent allocable to interest due on a Liquidated Receivable in accordance with the Servicer’s customary servicing procedures, (iii) all Advances made by the Servicer pursuant to Section 5.04, (iv) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to interest thereon, (v) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to interest thereon, (vi) in the case of an Optional Purchase, that portion of the Optional Purchase Price allocable to interest, (vii) the Yield
(Nissan 2008-C Sale and Servicing Agreement)

Supplement Deposit plus the sum of (x) reinvestment income on the Yield Supplement Account and (y) the amount, if any, deposited into the Collection Account pursuant to the second or third sentence of Section 5.08(b), and (viii) the amount, if any, deposited into the Collection Account from the Reserve Account; provided, however, that in calculating Available Interest, amounts to be paid to the Servicer as reimbursement for Advances pursuant to Sections 5.06(c)(i), 5.06(c)(ii), 5.06(d)(i), 5.06(d)(ii), 5.06(e)(i) and 5.06(e)(ii) on such Distribution Date shall be excluded.
     “Available Principal” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables attributable to principal, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds attributable to principal due on a Liquidated Receivable in accordance with the Servicer’s customary servicing procedures, (iii) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to principal, and (iv) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to principal; and (v) without duplication of any amounts described in clauses (i) and (ii) that portion of the Optional Purchase Price in the case of an Optional Purchase allocable to Principal.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.
     “Base Servicing Fee” means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.
     “Basic Documents” means the Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Agreement, the Indenture, the Administration Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Note Depository Agreement, the Interest Rate Swap Agreement(s), and the other documents and certificates delivered in connection herewith and therewith.
     “Business Day” means any day except a Saturday, a Sunday or a day on which banks in the principal place of business of the Swap Counterparty, New York, New York, Nashville, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.
     “Certificate Balance” means, as of any Distribution Date, the Original Certificate Balance, reduced by all amounts distributed to the Certificateholders pursuant to Section 5.06(c), (d) and/or (e) hereof (but in no event less than zero). For the purposes of determining whether the vote of the requisite percentage of Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Certificate Balance shall be deemed to be reduced by the amount equal to the balance (without giving effect to this provision) evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person actually known to
(Nissan 2008-C Sale and Servicing Agreement)

a Trust Officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be the Seller or the Servicer or any of their Affiliates.
     “Certificate Factor” means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Certificate Balance.
     “Certificate of Trust” shall have the meaning assigned to such term in the Trust Agreement.
     “Certificate Pool Factor” means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Pool Balance.
     “Certificate Register” means the register maintained by the Certificate Registrar pursuant to the Trust Agreement recording the names of the Certificateholders.
     “Certificateholder” shall have the meaning assigned to such term in the Trust Agreement.
     “Certificateholders’ Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to zero until the outstanding principal amount of each Class of Notes has been reduced to zero, and thereafter, an amount equal to the Principal Distribution Amount (as reduced by the Noteholders’ Principal Distributable Amount, if any for such Distribution Date) for such Distribution Date.
     “Certificates” shall have the meaning assigned to such term in the Trust Agreement.
     “Class” means any one of the classes of the Notes.
     “Class A-1 Final Scheduled Distribution Date” means December 15, 2009.
     “Class A-1 Interest Rate” means 3.03725% per annum.
     “Class A-1 Note” means any of the 3.03725% Asset Backed Notes, Class A-1, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.
     “Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.
     “Class A-2 Final Scheduled Distribution Date” means May 16, 2011.
     “Class A-2 Interest Rate” means LIBOR + 3.50% per annum.
     “Class A-2 Note” means any of the LIBOR + 3.50% Asset Backed Notes, Class A-2, substantially in the form of Exhibit A to the Indenture.
     “Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.
(Nissan 2008-C Sale and Servicing Agreement)

     “Class A-3 Noteholder” means the Class A-3a Noteholders and the Class A-3b Noteholders.
     “Class A-3 Notes” means, collectively, the Class A-3a Notes and the Class A-3b Notes.
     “Class A-3a Final Scheduled Distribution Date” means July 16, 2012.
     “Class A-3a Interest Rate” means 5.93% per annum.
     “Class A-3a Note” means any of the 5.93% Asset Backed Notes, Class A-3a, substantially in the form of Exhibit A to the Indenture.
     “Class A-3a Noteholder” means the Person in whose name a Class A-3a Note is registered in the Note Register.
     “Class A-3b Final Scheduled Distribution Date” means July 16, 2012.
     “Class A-3b Interest Rate” means LIBOR + 4.00% per annum.
     “Class A-3b Note” means any of the LIBOR + 4.00% Asset Backed Notes, Class A-3b, substantially in the form of Exhibit A to the Indenture.
     “Class A-3b Noteholder” means the Person in whose name a Class A-3b Note is registered in the Note Register.
     “Class A-4 Final Scheduled Distribution Date” means October 15, 2014.
     “Class A-4 Interest Rate” means 6.65% per annum.
     “Class A-4 Note” means any of the 6.65% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A to the Indenture.
     “Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
     “Closing Date” means December 11, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
     “Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01.
     “Collection Period” means, with respect to any Distribution Date, the preceding calendar month. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last
(Nissan 2008-C Sale and Servicing Agreement)

day: (i) all applications of collections, (ii) all Advances and reductions of Outstanding Advances and (iii) all distributions.
     “Corporate Trust Office” shall have the meaning assigned to such term in the Indenture.
     “Currency Swap Agreement” shall mean any currency swap agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Currency Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.
     “Currency Swap Counterparty” shall mean an unaffiliated third party, as currency swap counterparty, under the Currency Swap Agreement, or any successor or replacement Currency Swap Counterparty from time to time.
     “Customary Servicing Practices” means the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself and others, as such practices may be changed from time to time.
     “Cut-off Date” means November 30, 2008.
     “Damages” shall have the meaning assigned to such term in Section 7.02.
     “Dealer” means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.
     “Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.
     “Default” shall have the meaning assigned to such term in the Indenture.
     “Defaulted Receivable” means (a) a Receivable (other than an Administrative Receivable or a Warranty Receivable), which, by its terms, is delinquent for 120 or more days, (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.
     “Definitive Notes” shall have the meaning ascribed thereto in the Indenture.
     “Determination Date” means the tenth calendar day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.
     “Distribution Date” means, for each Collection Period, the 15th calendar day of the following calendar month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing January 15, 2009.
     “DTC” means The Depository Trust Company.
(Nissan 2008-C Sale and Servicing Agreement)

     “Eligible Deposit Account” means (a) an account maintained with a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which at all times has either (A) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s, “AA-” or better by Standard & Poor’s and “AA” or better by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, (B) a certificate of deposit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and “F1+” by Fitch or (C) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee (each of (A), (B) or (C), the “Required Deposit Ratings”) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (ii) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)) or (b) a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be.
     “Eligible Investments” means, at any time, any one or more of the following obligations and securities:
     (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;
     (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs);
     (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;
     (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective Affiliates is investment manager or advisor);
     (v) bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;
(Nissan 2008-C Sale and Servicing Agreement)

     (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii);
     (vii) repurchase obligations with respect to any security or whole loan, entered into with (a) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be “A-1” or higher in the case of Standard & Poor’s) (such depository institution or trust company being referred to in this definition as a “financial institution”), (b) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a “broker/dealer”), the unsecured short-term debt obligations of which are rated “Prime-1” by Moody’s, at least “A-1” by Standard & Poor’s and “F1+” by Fitch at the time of entering into such repurchase obligation (a “rated broker/dealer”), (c) an unrated broker/dealer (an “unrated broker/dealer”), acting as principal that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated “Prime-1” by Moody’s, at least “A-1” by Standard & Poor’s and “F1+” by Fitch at the time of entering into such repurchase obligation (a “Rated Holding Company”), or (d) an unrated wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary’s obligations under such repurchase agreement (a “Guaranteed Counterparty”); provided that the following conditions are satisfied:
     (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or a Guaranteed Counterparty in respect of which the unsecured short-term ratings of Standard & Poor’s are “A-1” (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the outstanding Pool Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor’s rating is “A-1+” (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));
     (B) in the case of the Reserve Account, the Yield Supplement Account and the Swap Termination Payment Account, if any, the rating from Standard & Poor’s in respect of the unsecured short term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be “A-1+”;
     (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Owner Trustee, as applicable, enters into such repurchase obligation;
(Nissan 2008-C Sale and Servicing Agreement)

     (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;
     (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Owner Trustee, as applicable;
     (F) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;
     (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:
     (1) the Indenture Trustee or the Owner Trustee, as applicable, shall have received an Opinion of Counsel to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles;
     (2) the Indenture Trustee or the Owner Trustee, as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;
     (3) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Owner Trustee, as applicable, shall make a demand on the Rated Holding Company to make the payment due under such guarantee;
     (4) the guarantee of the Rated Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and
     (5) each of the Rating Agencies has confirmed in writing to the Indenture Trustee or the Owner Trustee, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes; and
(Nissan 2008-C Sale and Servicing Agreement)

     (H) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and
     (viii) any other investment with respect to which the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes;
provided that, unless otherwise expressly stated herein, each of the foregoing investments shall be denominated in U.S. dollars, shall not be purchased at a premium, shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase, and shall be required to be held to such maturity; and provided, further, that, notwithstanding clauses (i) through (viii) above, “Eligible Investments” shall not include any security having an “r” subscript attached to its Standard & Poor’s rating.
     For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.
     “Event of Default” shall have the meaning assigned to such term in the Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Scheduled Distribution Date” means, the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3a Final Scheduled Distribution Date, the Class A-3b Final Scheduled Distribution Date, and the Class A-4 Final Scheduled Distribution Date, as applicable.
     “Financed Vehicle” means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the related Receivable.
     “Fitch” means Fitch Ratings.
     “Floating Rate Notes” means, collectively, the Class A-2 Notes and the Class A-3b Notes.
     “HB3” shall mean House Bill No. 3 (signed by the Governor of the State of Texas on May 19, 2006) and the corresponding sections of Title 2 of the Texas Tax Code implementing House Bill No. 3 and the rules and regulations promulgated thereunder implementing House Bill No. 3.
(Nissan 2008-C Sale and Servicing Agreement)

     “Holder” or “Securityholder” means the registered holder of any Certificate or Note as evidenced by the Certificate Register (as defined in the Trust Agreement) or Note Register (as defined in the Indenture) except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by any Certificate or Note registered in the name of NARC II or NMAC, or any Person actually known to a Trust Officer to be an Affiliate of NARC II or NMAC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained unless NARC II or NMAC are the only holders.
     “Hybrid Chattel Paper” shall have the meaning assigned to such term in the Indenture.
     “Indenture” means the Indenture dated as of the Closing Date, between the Issuer and Deutsche Bank Trust Company Americas, as Indenture Trustee.
     “Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.
     “Initial Yield Supplement Amount” means $42,278,489.29.
     “Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition seeking entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.
     “Interest Period” means, with respect to any Distribution Date and the Class A-1 Notes, the Class A-2 Notes and the Class A-3b Notes, the period from (and including) the preceding Distribution Date to (but excluding) such Distribution Date, except that the initial Interest Period will be from (and including) the Closing Date to (but excluding) January 15, 2009, and, with respect to any Distribution Date and the Class A-3a Notes and the Class A-4 Notes, the period from (and including) the 15th day of the preceding calendar month to (but excluding) the 15th day of the month in which such Distribution Date occurs, except that the initial Interest Period will be from (and including) the Closing Date to (but excluding) January 15, 2009.
     “Interest Rate” means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3a Interest Rate, the Class A-3b Interest Rate or the Class A-4 Interest Rate, as the case may be.
(Nissan 2008-C Sale and Servicing Agreement)

     “Interest Rate Swap Agreement(s)” shall have the meaning assigned to such term in the Indenture.
     “Issuer” means Nissan Auto Receivables 2008-C Owner Trust unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.
     “Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than, in the case of a Financed Vehicle, tax liens, mechanics’ liens and any liens that attach to such Financed Vehicle by operation of law.
     “Liquidated Receivable” means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.
     “Monthly Remittance Conditions” shall have the meaning assigned to such term in Section 5.02.
     “Moody’s” means Moody’s Investors Service, Inc.
     “NARC II” means Nissan Auto Receivables Corporation II, a Delaware corporation.
     “Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.
     “Net Swap Payment” means, for each Interest Rate Swap Agreement, the net amounts owed by the Issuer to the Swap Counterparty, if any, on any Distribution Date (including any prior unpaid Net Swap Payments and any accrued interest thereon under the applicable Interest Rate Swap Agreement), excluding Swap Termination Payments.
     “Net Swap Receipts” means, for each Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any Distribution Date under such Interest Rate Swap Agreement, excluding any Swap Termination Payments.
     “Nissan” means Nissan Motor Co., Ltd.
     “NMAC” means Nissan Motor Acceptance Corporation, a California corporation.
     “Nonrecoverable Advance” means any Outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely.
     “Note” means any one of the notes issued under the Indenture.
     “Note Depository Agreement” shall have the meaning assigned to such term in the Indenture.
(Nissan 2008-C Sale and Servicing Agreement)

     “Note Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes, as of the close of business on the last day of the related Collection Period, by the initial Outstanding Amount of that Class of Notes.
     “Noteholder” shall mean any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders.
     “Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period (calculated on the same basis as interest on that Class of Notes for the same period).
     “Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class as of the close of the immediately preceding Distribution Date.
     “Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, interest accrued for the related Interest Period (calculated on the basis of, in the case of Class A-1 Notes, the Class A-2 Notes and the Class A-3b Notes, the actual number of days in such Interest Period and a year assumed to consist of 360 days, and in the case of the Class A-3a Notes and the Class A-4 Notes, such Interest Period being assumed to consist of 30 days and a year assumed to consist of 360 days) at the related Interest Rate for such Class of Notes on the Outstanding Amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).
     “Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.
     “Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date until the outstanding principal amount of each Class of Notes has been reduced to zero, and for any Distribution Date thereafter, an amount equal to zero.
     “Note Owner” shall have the meaning assigned to such term in the Indenture.
(Nissan 2008-C Sale and Servicing Agreement)

     “Note Pool Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes as of the close of business on the last day of the related Collection Period by the Original Pool Balance.
     “Note Register” means the register maintained by the Indenture Trustee pursuant to the Indenture recording the name of each Noteholder.
     “Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.
     “Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).
     “Officer’s Certificate” means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as the case may be.
     “Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be.
     “Optional Purchase” shall have the meaning assigned to such term in Section 9.01(a).
     “Optional Purchase Percentage” means 5.00%.
     “Optional Purchase Price” means, an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which a purchase pursuant to Section 9.01 is effected), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Indenture Trustee (less liquidation expenses); provided, however, that the Optional Purchase Price shall be equal to or greater than the sum of (i) the Outstanding Amount of all Classes of Notes, (ii) the Noteholders’ Interest Distributable Amount for all Classes of Notes for such Distribution Date , (iii) the Certificate Balance, and (iv) all amounts payable to the Swap Counterparty under the Interest Rate Swap Agreement.
     “Original Certificate Balance” means $28,278,834.97.
     “Original Pool Balance” means the aggregate Principal Balance of the Receivables on the Cut-off Date.
     “Original Principal Amount” means $124,000,000 for the Class A-1 Notes, $185,000,000 for the Class A-2 Notes, $77,000,000 for the Class A-3a Notes, $80,000,000 for the Class A-3b Notes, and $134,000,000 for the Class A-4 Notes.
(Nissan 2008-C Sale and Servicing Agreement)

     “Outstanding” shall have the meaning assigned to that term in the Indenture.
     “Outstanding Advances” means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date that are specified in Sections 5.04(b) and 5.04(d) as applied to reimburse all unpaid Advances with respect to such Receivable.
     “Outstanding Amount” means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.
     “Owner Trust Estate” means all right, title and interest of the Trust in and to the Receivables (other than the Warranty Receivables for which the Seller has paid the Warranty Purchase Payment in accordance with Section 3.02 and Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment in accordance with Section 4.06), and all monies paid thereon, and all monies accrued thereon, after the Cut-off Date; security interests in the Financed Vehicles and any accessions thereto; the Collection Account and all funds deposited in the Collection Account; the Yield Supplement Account and all funds deposited in the Yield Supplement Account; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Owner Trustee; proceeds from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or the Obligors; all right to receive payments in respect of any Dealer Recourse with respect to the Receivables; the proceeds of the Interest Rate Swap Agreement; all right, title and interest of the Seller in and to the Purchase Agreement and the Assignment; all right, title and interest of the Owner Trustee and the Trust pursuant to this Agreement, the Yield Supplement Agreement, the Administration Agreement and the Interest Rate Swap Agreement(s); certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and the proceeds of any and all of the foregoing.
     “Owner Trustee” means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.
     “Paying Agent” shall have the meaning assigned to such term in the Indenture.
     “Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Pool Balance” as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day.
     “Pool Factor” for a particular Class of Notes or Certificates on any Distribution Date means a seven-digit decimal figure indicating the principal amount of such Class of Notes or the Certificate Balance, as the case may be, as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.
(Nissan 2008-C Sale and Servicing Agreement)

     “Prepayment” means, with respect to any Receivable, any prepayment, whether in part or in full, in respect of such Receivable.
     “Principal Balance” of a Receivable, as of any date of determination, means the Amount Financed minus the sum of (i) all payments on such Receivable allocable to principal, (ii) any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Administrative Purchase Payment or the Warranty Purchase Payment with respect to the Receivable allocable to principal, (iv) any Net Liquidation Proceeds allocable to principal, and (v) any Prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (i) or (iii) of this definition).
     “Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cut-off Date, in the case of the first Collection Period, over (ii) the Pool Balance as of the end of the related Collection Period, together with any portion of the Principal Distribution Amount that was to be distributed as such on any prior Distribution Date but was not because sufficient funds were not available to make such distribution; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any Class of Notes shall not be less than the amount necessary to reduce the outstanding principal amount of such class to zero.
     “Purchase Agreement” means that certain agreement, dated as of the Closing Date, between NMAC and the Seller, relating to the purchase by the Seller from NMAC of the Receivables.
     “Rating Agency” means, as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.
     “Receivable” means any retail installment sale contract that appears on Schedule A to this Agreement (which Schedule A may be in the form of microfiche, CD, data tape or paper) and that has not been released by the Owner Trustee from the Trust.
     “Receivable File” means the records (whether tangible or electronic) specified in Section 2.02 pertaining to a particular Receivable.
     “Record Date” means, with respect to the Notes of any Class and each Distribution Date, the Business Day immediately preceding such Distribution Date, and, with respect to the Certificates or if Definitive Notes, representing any Class of Notes, have been issued, the last day of the Collection Period preceding the related Distribution Date. Any amount stated “as of a Record Date” or “on a Record Date” shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.
     “Relevant Trustee” means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate
(Nissan 2008-C Sale and Servicing Agreement)

that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Trust Estate (as defined in the Indenture) that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.
     “Required Deposit Rating” shall have the meaning assigned to such term in the definition of “Eligible Deposit Account.”
     “Required Rate” means, with respect to each Collection Period, 7.70%.
     “Required Yield Supplement Amount” means, with respect to every Distribution Date, an amount equal to the lesser of the net present value of (i) the maximum aggregate Yield Supplement Deposits that would become due for all future Distribution Dates under the Yield Supplement Agreement, assuming (1) that payments on the Receivables are made on their scheduled due dates, based on a year consisting of twelve 30-day months, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of 1.75%, and (ii) the Initial Yield Supplement Amount.
     “Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.07.
     “Reserve Account Initial Deposit” means $1,570,697.09.
     “Retained Notes” shall have the meaning assigned to such term in the Indenture.
     “Schedule of Receivables” means the schedule of receivables attached as Schedule A to this Agreement, as it may be amended from time to time.
     “Scheduled Payment” on a Receivable means the payment required to be made by the Obligor during each Collection Period that is sufficient to amortize the related Principal Balance under the Simple Interest Method over the term of the Receivable and to provide interest at the related APR.
     “Securities Account Control Agreement” means the Securities Account Control Agreement dated as of the Closing Date, among the Seller, the Trust, Deutsche Bank Trust Company Americas, as Securities Intermediary thereunder and Deutsche Bank Trust Company Americas, as Indenture Trustee pursuant to which the Reserve Account and the Yield Supplement Account will be established and maintained.
     “Securities Intermediary” shall have the meaning assigned to such term in the Securities Account Control Agreement.
(Nissan 2008-C Sale and Servicing Agreement)

     “Securityholders” has the meaning set forth in this Section 1.01 under the definition of “Holder.”
     “Seller” means NARC II, as the seller of the Receivables under this Agreement, and each successor to NARC II (in the same capacity) pursuant to Section 6.04.
     “Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.
     “Servicer” means NMAC, as the servicer of the Receivables, and each successor to NMAC (in the same capacity) pursuant to Section 7.03 or 8.02.
     “Servicer Default” means an event specified in Section 8.01.
     “Servicer’s Certificate” means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.
     “Servicing Rate” means 1.00% per annum.
     “Simple Interest Method” means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365 or 366, as appropriate.
     “Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.
     “Specified Reserve Account Balance” means with respect to any Distribution Date, an amount equal to the Reserve Account Initial Deposit.
     “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
     “Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement following an “event of default” or a “termination event” where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such Interest Rate Swap Agreement.
     “Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 8.02.
(Nissan 2008-C Sale and Servicing Agreement)

     “Supplemental Servicing Fee” means, with respect to any Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period and any interest earned from the investment of monies in the Accounts (other than the Yield Supplement Account) during the related Collection Period.
     “Swap Counterparty” means an unaffiliated third party, as swap counterparty under any Interest Rate Swap Agreement, or any successor or replacement swap counterparty (including any Replacement Swap Counterparty) from time to time.
     “Swap Event of Default” means, with respect to any Interest Rate Swap Agreement, any event defined as an “Event of Default” under such Interest Rate Swap Agreement.
     “Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.
     “Swap Termination Event” means, with respect to any Interest Rate Swap Agreement, any event defined as a “Termination Event” in such Interest Rate Swap Agreement.
     “Swap Termination Payments” means payments due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty under an Interest Rate Swap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Swap Agreement due to an “event of default” or “termination event” under such Interest Rate Swap Agreement.
     “Total Servicing Fee” means the sum of the Base Servicing Fee and the Supplemental Servicing Fee.
     “Trust” means the Issuer.
     “Trust Agreement” means the Trust Agreement, dated August 1, 2008, as amended by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and Wilmington Trust Company, as Owner Trustee.
     “Trust Collection Account” shall have the meaning assigned to such term in Section 5.01(c).
     “Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and the Swap Counterparty (including, without limitation, all property and interests granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture), including all proceeds thereof.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
(Nissan 2008-C Sale and Servicing Agreement)

     “Trust Officer” means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.
     “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.
     “Warranty Purchase Payment,” for any Warranty Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period, at the related APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Warranty Receivable, if any, during such Collection Period.
     “Warranty Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Seller pursuant to Section 3.02.
     “Yield Supplement Account” means the segregated trust account established and maintained for the benefit of the Noteholders pursuant to Section 5.08(a).
     “Yield Supplement Agreement” means the agreement, dated as of the date of this Agreement, among the Seller, NMAC, Deutsche Bank Trust Company Americas, as Indenture Trustee, and the Trust, substantially in the form attached hereto as Exhibit A.
     “Yield Supplement Amount” means, with respect to any Distribution Date, the aggregate amount on deposit in the Yield Supplement Account after giving effect to the withdrawal therefrom of the related Yield Supplement Deposit and without regard to any amounts on deposit therein in respect of interest or investment earnings earned on the investment of amounts on deposit therein in Eligible Investments for any period.
     “Yield Supplement Deposit” means, with respect to any Distribution Date, the amount by which (a) the aggregate amount of interest that would have been due during the related Collection Period on all Yield Supplemented Receivables if such Yield Supplemented Receivables bore interest at the Required Rate exceeds (b) the amount of interest accrued on such Yield Supplemented Receivables at their respective APRs and due during such Collection Period.
     “Yield Supplemented Receivable” means any Receivable that has an APR less than the Required Rate.
     SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of
(Nissan 2008-C Sale and Servicing Agreement)

reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.
ARTICLE II
Conveyance of Receivables
     SECTION 2.01 Conveyance of Receivables.
     (a) In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller’s obligations in this Agreement):
          (i) all right, title and interest of the Seller in and to the Receivables (including all related Receivable Files) listed in Schedule A hereto and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section 4.06 or 9.01) after the Cut-off Date;
          (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;
          (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;
          (iv) the right of the Seller through NMAC to receive payments in respect of any Dealer Recourse with respect to the Receivables;
          (v) the rights of the Seller under the Purchase Agreement and the Assignment;
          (vi) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;
          (vii) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date;
          (viii) all other assets comprising the Owner Trust Estate; and
(Nissan 2008-C Sale and Servicing Agreement)

          (ix) all proceeds of the foregoing.
     On the Closing Date, the Seller shall deliver to, or to the order of, the Issuer all property conveyed pursuant to this Section 2.01(a), except for monies received in respect of the Receivables after the Cut-off Date and before the Closing Date which shall be deposited by NMAC (in its individual capacity or as the Servicer) into the Collection Account no later than the first Record Date after the Closing Date. Concurrently therewith and in exchange therefor, the Issuer shall deliver to, or to the order of, the Seller the Notes and the Certificates.
     (b) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Issuer and the beneficial interest in and title to the Receivables shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.
     (c) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, if such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Issuer a first priority perfected security interest in, to and under the Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Issuer, and the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.
     (d) In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Issuer under this Agreement, the Servicer’s master computer records that refer to any Receivable indicate clearly the interest of the Issuer in such Receivables and that such Receivable is owned by the Issuer and under the control of the Issuer. Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.
     (e) Ownership and control of the Receivables, as between the Issuer and the Indenture Trustee (on behalf of the Noteholders and the Certificateholders), shall be governed by the Indenture.
     SECTION 2.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments that are hereby constructively delivered to the Issuer with respect to each Receivable:
(Nissan 2008-C Sale and Servicing Agreement)

     (a) the original of each tangible record constituting or forming a part of such Receivable that is tangible chattel paper (as such term is used in Section 9-105 of the UCC) (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures) and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable, fully executed by the Obligor;
     (b) the original credit application executed by the related Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures);
     (c) the original certificate of title (or a photocopy or other image thereof or such documents that the Servicer shall keep on file in accordance with its customary procedures), evidencing the security interest of the Servicer in the related Financed Vehicle; and
     (d) any and all other records (whether tangible or electronic) that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Receivable, the related Obligor or Financed Vehicle.
     SECTION 2.03 Acceptance by Issuer. The Issuer acknowledges its acceptance pursuant to this Agreement, of all right, title and interest in and to the Receivables and other property conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Issuer holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.
ARTICLE III
The Receivables
     SECTION 3.01 Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
     (a) Characteristics of Receivables. Each Receivable (i) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, has been fully and properly executed or authenticated by the parties thereto, has been purchased by the Seller from NMAC pursuant to the Purchase Agreement, which in turn has purchased such Receivables from such Dealer under an existing dealer agreement with NMAC, and has been validly assigned by such Dealer to NMAC, which in turn has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller in accordance with its terms, (ii) created a valid, subsisting and enforceable security interest in favor of NMAC in such Financed Vehicle, which security interest has been validly assigned pursuant to the Purchase
(Nissan 2008-C Sale and Servicing Agreement)

Agreement by NMAC to the Seller, which in turn has been validly assigned by the Seller to the Issuer in accordance with the terms hereof, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv)  provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 72 payments, and (v) provides for interest at the related APR.
     (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement was true and correct in all material respects as of the opening of business on the Cut-off Date; the Receivables were selected from NMAC’s retail installment sale contracts meeting the criteria of the Trust set forth in this Agreement; and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables.
     (c) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state “Lemon Laws” designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.
     (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) the effect of general equitable principles and (iii) the potential unenforceability of waivers of jury trial provisions in certain states.
     (e) Security Interest in Financed Vehicle. (i) Immediately prior to the sale, assignment and transfer thereof to the Issuer, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party, and (ii) as of the Cut-off Date, according to the records of NMAC, no Financed Vehicle has been repossessed and the possession thereof not reinstated.
(Nissan 2008-C Sale and Servicing Agreement)

     (f) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.
     (g) No Waiver. No provision of a Receivable has been waived in a manner that is prohibited by the provisions of Section 4.01 or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.
     (h) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.
     (i) No Liens. To the Seller’s knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.
     (j) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted hereunder).
     (k) Insurance. NMAC, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.
     (l) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and immediately upon the transfer thereof, the Issuer, for the benefit of the Noteholders and the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent the transfer and assignment contemplated under this Agreement is deemed to be other than a sale, this Agreement and all filings described under this Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which
(Nissan 2008-C Sale and Servicing Agreement)

security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.
     (m) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.
     (n) All Filings Made. All actions have been taken, and all filings (including, without limitation, UCC filings) in any jurisdiction have been made or have been delivered to the Relevant Trustee in a form suitable for filing to give the Relevant Trustee a first priority perfected ownership interest in the Receivables.
     (o) Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the UCC, or, in the case of Receivables originally originated as “electronic chattel paper” and modified via “tangible records” as such term is used in the UCC, constitutes a combination of “electronic records” and “tangible records,” as used in the UCC (such Receivables consisting of a combination of “electronic records” and “tangible records” are herein called “Hybrid Chattel Paper”).
     (p) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.
     (q) One Original or Authoritative Copy. There is only one original executed copy of each “tangible record” constituting or forming a part of each Receivable that is tangible chattel paper and a single “authoritative copy” (as such terms are used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable that is electronic chattel paper. No electronic record constituting or forming a part of a Receivable that is chattel paper was in the form of a tangible record prior to being created as an electronic record.
     (r) No Amendments. No Receivable has been amended such that the amount of the Obligor’s Scheduled Payments has been increased.
     (s) APR. The APR of each Receivable equals or exceeds 0.00%.
     (t) Maturity. As of the Cut-off Date, each Receivable had a remaining term to maturity of not less than 3 payments and not greater than 64 payments.
     (u) Balance. Each Receivable had an original Principal Balance of not more than $69,738.55 and, as of the Cut-off Date, had a principal balance of not less than $2,000.92 and not more than $63,818.28.
     (v) Delinquency. No Receivable was more than 29 days past due as of the Cut-off Date, and no Receivable has been extended by more than two months.
     (w) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of NMAC) as of the Cut-off Date.
(Nissan 2008-C Sale and Servicing Agreement)

     (x) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC.
     (y) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed or authenticated the retail installment sale contract.
     (z) Origination. Each Receivable has an origination date on or after October 29, 2002.
     (aa) Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Issuer. All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Sale and Servicing Agreement, will violate the rights of the Issuer.”
     (bb) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.
     (cc) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.
     (dd) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.
     (ee) No Pledge or Assignment of Receivables. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.
     (ff) No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.
     SECTION 3.02 Repurchase upon Breach. The Seller, the Servicer or the Issuer, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.01 that materially and adversely affects the interests of the Securityholders
(Nissan 2008-C Sale and Servicing Agreement)

in any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Seller’s election, the last day of the first Collection Period following such discovery), the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date), and the Issuer shall enforce the obligation of the Seller under this Agreement and, if necessary, the Seller shall enforce the obligation of NMAC under the Purchase Agreement, to repurchase any Receivable the Securityholders’ interest in which was materially and adversely affected by the breach as of such last day. A breach of the representation in Section 3.01(a)(iv), (t) or (u) shall be deemed to affect materially and adversely the related Receivable. In consideration of the purchase of the Receivables, the Seller shall remit the Warranty Purchase Payment in the manner specified in Section 5.05. For purposes of this Section 3.02, the Warranty Purchase Payment of a Receivable that is not consistent with the Seller’s warranty pursuant to Section 3.01(a)(v) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein to the date of repurchase. The sole remedy of the Trust, the Indenture Trustee (by operation of the assignment of the Issuer’s rights hereunder pursuant to the Indenture), any Securityholder, or the Swap Counterparty, with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.01, shall be to require the Seller to repurchase Receivables pursuant to this Section and to enforce the obligation of NMAC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.
     SECTION 3.03 Duties of Servicer as Custodian.
     (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Owner Trustee or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any material failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided in all material respects and shall promptly take appropriate action to remedy any such material failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.
     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee by written notice from the Servicer not later than 90 days after any change in location. The Servicer shall make available to the Owner Trustee and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during
(Nissan 2008-C Sale and Servicing Agreement)

normal business hours as the Owner Trustee or the Indenture Trustee shall instruct. The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.
     (c) Release of Receivable Files. Upon the occurrence and during the continuation of a Servicer Default or to the extent necessary for the Indenture Trustee to comply with its obligations under this Agreement, the Servicer shall, upon instruction from the Indenture Trustee, release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.
     SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or the Indenture Trustee.
     SECTION 3.05 Custodian’s Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.
     SECTION 3.06 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cut-off Date, and shall continue in full force and effect until terminated pursuant to this Section. If NMAC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of NMAC as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action all Notes held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Notes are held or beneficially owned by NMAC, NARC II or any of their Affiliates) or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by the Certificateholders evidencing not less than 25% of the Certificate Balance (but excluding for purposes of such calculation and action all Certificates held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Certificates are held or beneficially owned by NMAC, NARC II or any of their Affiliates), in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Issuer may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days’ prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer
(Nissan 2008-C Sale and Servicing Agreement)

to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.
ARTICLE IV
Administration and Servicing of Receivables
     SECTION 4.01 Duties of Servicer.
     (a) The Servicer shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. There are no requirements under the Basic Documents to maintain a back-up servicer. Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables or to the extent required by state or federal law, the Servicer shall not change the amount of or reschedule the due date of any Scheduled Payment, change the APR of, or extend any Receivable except as provided herein or change any material term of a Receivable; provided, however, that:
          (1) if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may (A) extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new, near-new or used automobile or light-duty truck receivables that it services for itself, but only if (i) the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes, and (ii) the rescheduling or extension would not modify the terms of such Receivable in a manner that would constitute a cancellation of such Receivable and the creation of a new receivable for federal income tax purposes; or (B) reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law;
          (2) if at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes; and
(Nissan 2008-C Sale and Servicing Agreement)

          (3) the Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.
     (b) The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advises to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.04. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Basic Documents for funds to be, and funds shall not be, held in trust for an Obligor. The Servicer is not required to make any payments or disbursements on behalf of an Obligor. In addition, if and to the extent applicable, the Servicer’s duties shall include the execution and delivery of any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.
     (c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than an Administrative Receivable or a Warranty Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee or the Securityholders. The Issuer shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
     (d) The Servicer, at its expense, shall obtain on behalf of the Trust all licenses required to be held by the Trust under the laws of any jurisdiction in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. Nothing in the foregoing or in any other section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, the Servicer does or would implement such programs or modify its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.
(Nissan 2008-C Sale and Servicing Agreement)

     SECTION 4.02 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. Except for Advances made pursuant to Section 5.04, there are no requirements under the Basic Documents for advances of funds or guarantees regarding collections, cash flows or distributions. Except for the requirements set forth in Section 5.04 relating to Advances, there are no requirements under the Basic Documents for the making, review or approval of Advances.
     SECTION 4.03 Realization upon Receivables. On behalf of the Trust, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.
     SECTION 4.04 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, to grant to the Trust a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest of the Trust in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the certificate of title is in this capacity as agent of the Trust. The provisions set forth in this Section are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the certificate of title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest.
     SECTION 4.05 Covenants of Servicer.
     (a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession.
     (b) The Servicer shall not do anything to impair the rights of the Securityholders in the Receivables.
(Nissan 2008-C Sale and Servicing Agreement)

     (c) Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables or to the extent required by law, the Servicer shall not alter the APR of any Receivable or forgive payments on a Receivable. Except as provided in Section 4.01, the Servicer shall not modify the number of payments under a Receivable, increase the amount financed under a Receivable, or extend the due date for any payment on a Receivable.
     (d) If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to Section 5.04 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable, such Receivable shall be designated by the Servicer to be a Defaulted Receivable, provided that such Receivable otherwise meets the definition of a Defaulted Receivable.
     (e) If the Seller is required to pay tax under the second sentence of Section 6.03(a) and if such tax is not paid by the Seller, then the Servicer shall pay such tax (or cause such tax to be paid) to the applicable taxing authority on behalf of the Issuer.
     (f) As of any date of determination, if the aggregate principal amount of Receivables that have been extended and that also constitute Hybrid Chattel Paper exceeds 9.0% of the outstanding aggregate principal amount of the Receivables, and if such excess amount is not otherwise reduced prior to the end of the second Collection Period following such discovery (or, if the Servicer elects, an earlier date), the Servicer will purchase a sufficient aggregate principal amount of Receivables to reduce the aggregate principal amount of Receivables that are Hybrid Chattel Paper to less than 9.0% of the then outstanding principal balance of the Receivables.
     SECTION 4.06 Purchase of Receivables upon Breach. The Servicer or the Issuer shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under the second sentence of Section 4.01 or under Section 4.02, 4.04 or 4.05 that would materially and adversely affect any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer’s election, the last day of the first Collection Period following discovery), the Servicer shall (whether or not such breach was known to the Servicer on the Closing Date) purchase any Receivable materially and adversely affected by such breach as of such last day. In consideration of such Receivable, the Servicer shall remit the Administrative Purchase Payment (as reduced by any Outstanding Advances with respect to such Receivable) in the manner specified in Section 5.05. For the purposes of this Section 4.06, the Administrative Purchase Payment shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances with respect to the purchased Receivable. The sole remedy of the Indenture Trustee, the Owner Trustee, the Trust, the Securityholders, or the Swap Counterparty against the Servicer with respect to a breach by the Servicer of its obligations under the second sentence of Section 4.01 or under Section 4.02, 4.04 or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.06.
     SECTION 4.07 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date the Total Servicing Fee. Except to the extent otherwise provided herein, the Servicer shall be
(Nissan 2008-C Sale and Servicing Agreement)

required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Indenture Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders). If each Rating Agency for a series of Notes or Certificates confirms that it will not reduce the rating of any Class of Notes or Certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.
     SECTION 4.08 Servicer’s Certificate.
     (a) On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Swap Counterparty with a copy to each Rating Agency, a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.06, 5.07 and 5.08 (including the amount of the aggregate collections on the Receivables; the aggregate Advances to be made by the Servicer, if any, the aggregate Administrative Purchase Payments for any Administrative Receivables to be purchased by the Servicer, and the aggregate Warranty Purchase Payments for any Warranty Receivables to be purchased by the Seller) for the Collection Period preceding the date of such Servicer’s Certificate, all information necessary for the Owner Trustee to send statements to the Certificateholders and the Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on the information in any Servicer’s Certificate and shall have no duty to confirm or verify the contents thereof.
     (b) Concurrently with delivery of the Servicer’s Certificate in each month, the Servicer shall deliver to the underwriters of the Notes the Note Factor for each Class of Notes, the Certificate Factor, and the Pool Factor for each Class of Notes and for the Certificates, in each case as of the close of business on the Distribution Date occurring in such month.
     SECTION 4.09 Annual Statement as to Compliance; Notice of Default.
     (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Swap Counterparty and each of the Rating Agencies, within 90 days after the end of each fiscal year of the Servicer, beginning June 30, 2009, an Officers’ Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2009), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such twelve-month (or shorter) period, or, if there has been a failure to fulfill of any such obligation, specifying each such failure known to such
(Nissan 2008-C Sale and Servicing Agreement)

officer and the nature and status thereof. A copy of such Officer’s Certificate may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee or the Indenture Trustee addressed as set forth in Section 10.03 hereof.
     (b) The Servicer shall deliver to (i) the Owner Trustee, the Indenture Trustee and the Swap Counterparty, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice and (ii) each Rating Agency prompt written notice, in each case, in an Officer’s Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01. The Seller shall deliver to (i) the Owner Trustee and the Indenture Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice and (ii) each Rating Agency prompt written notice, in each case, in an Officer’s Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a)(ii) or would result in any lowering of the ratings described in Section 5.02(a)(ii)(A).
     (c) Except to the extent set forth in Section 4.09(b) of this Agreement and Section 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.
     SECTION 4.10 Annual Independent Certified Public Accountants’ Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee, the Indenture Trustee, the Swap Counterparty and each of the Rating Agencies, within 90 days after the end of each fiscal year of the Servicer, beginning June 30, 2009, with respect to the prior fiscal year (or with respect to the initial reports, the period from the date of the initial issuance of the Notes to March 31, 2009) a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants (“AICPA”), and expressing such firm’s opinion thereon. For all purposes of this Agreement, the Owner Trustee and the Indenture Trustee may rely on the representation of any Person that it is a Certificateholder or a Note Owner, as the case may be.
     SECTION 4.11 Access to Certain Records and Information Regarding Receivables.
     (a) The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Securityholders shall be required by applicable statutes or regulations to review such records or information. In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer.
     (b) The Servicer shall provide to each Rating Agency any information regarding the Receivables that is reasonably requested by such Rating Agency.
     (c) Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the
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failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.
     SECTION 4.12 Appointment of Subservicer. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent subcontract substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan. The Servicer may at any time perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto. For any servicing activities delegated to third parties in accordance with this Section 4.12, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.
     SECTION 4.13 Amendments to Schedule of Receivables. If the Servicer, during any Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before the Distribution Date relating to such Collection Period, an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.
     SECTION 4.14 Acknowledgement by Servicer of its Obligations under the Indenture. The Servicer hereby agrees and consents to the provisions of the Indenture applicable to it (including, without limitation, Sections 8.03(a) and 8.03(b) thereof) and agrees to be bound by such provisions.
     SECTION 4.15 Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.
     SECTION 4.16 Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or error and omissions policy.
ARTICLE V
Distributions; Accounts;
Statements to the Certificateholders and the Noteholders
     SECTION 5.01 Establishment of Accounts.
     (a) The Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish the Collection Account in the name of the Indenture Trustee for the benefit of
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the Securityholders and the Swap Counterparty. The Collection Account shall be an Eligible Deposit Account initially established with the Indenture Trustee and maintained with the Indenture Trustee as long as (i) the deposits of the Indenture Trustee have the Required Deposit Rating and the Indenture Trustee satisfies clause (a)(ii) of the definition of Eligible Deposit Account or (ii) the Collection Account is maintained in a segregated trust account in the trust department of the Indenture Trustee; provided, however, that all amounts held in the Collection Account shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Indenture Trustee in Eligible Investments; otherwise, such amounts shall be maintained in cash; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) if the Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date; provided, that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date; provided, however, that such investment shall be sold not later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Indenture Trustee, and the Issuer shall cause the Servicer not to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect. Should the short-term unsecured debt obligations of the Indenture Trustee no longer have the Required Deposit Rating then, unless the Collection Account is maintained in segregated trust accounts in the trust department of the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary and within ten Business Days of receipt of notice from the Indenture Trustee that the Indenture Trustee no longer has the Required Deposit Rating, cause the Collection Account (i) to be moved to segregated trust accounts in a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (ii) to be moved to the trust department of the Indenture Trustee.
     (b) Earnings on investment of funds in the Collection Account shall be paid to the Servicer as servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account.
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     (c) Subject to the foregoing, the Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish and maintain the Collection Account as an Eligible Deposit Account in the name of and under the exclusive control of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders and the Swap Counterparty. The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full and after payment of any outstanding Net Swap Payments and Swap Termination Payments, if any, to the Swap Counterparty under the Interest Rate Swap Agreement (or when substantially all of the Trust Estate is otherwise released from the lien of the Indenture) to another Eligible Deposit Account established pursuant to the Trust Agreement for the benefit of the Certificateholders (the “Trust Collection Account”), and take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders or the Swap Counterparty, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date. After the transfer to the Trust Collection Account described in the immediately preceding sentence, references in this Agreement to “Collection Account” shall be deemed to be references to the “Trust Collection Account.”
     (d) With respect to the Collection Account and all property held therein, the Owner Trustee agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding and payments are owing to the Swap Counterparty under the Interest Rate Swap Agreement, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer or the Seller, as the case may be), and the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Certificateholders and the Swap Counterparty, as the case may be, as set forth in the Indenture. The parties hereto agree that the Issuer, the Owner Trustee, the Swap Counterparty and the Holders of the Certificates have no right, title or interest in the Reserve Account or any amounts on deposit therein at any time. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.
     Notwithstanding the foregoing, the Servicer shall be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting.
(Nissan 2008-C Sale and Servicing Agreement)

     (e) No checks shall be issued, printed, or honored with respect to the Collection Account, the Reserve Account, the Yield Supplement Account, the Trust Collection Account or the Swap Termination Payment Account.
     SECTION 5.02 Collections.
     (a) Except as otherwise provided in this Agreement, the Servicer shall remit to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables (excluding payments on the Warranty Receivables or the Administrative Receivables) and all Net Liquidation Proceeds not later than the second Business Day after identification thereof. For purposes of this Article V, the phrase “payments received by or on behalf of the Obligors” shall mean payments made by Persons other than the Servicer. Notwithstanding the foregoing, for so long as (i) NMAC is the Servicer, (ii) (A) NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s, NMAC’s short-term unsecured debt obligations (or, if NMAC is the Servicer and the Servicer then has no short-term rating from Standard & Poor’s, Nissan Capital of America, Inc.’s short-term unsecured debt obligations) are rated “A-1” by Standard & Poor’s and NMAC’s short-term unsecured debt obligations are rated at least “F1+” by Fitch (so long as Moody’s, Standard & Poor’s and Fitch are Rating Agencies), or (B) certain arrangements are made that are acceptable to the Rating Agencies, and (iii) no Event of Default or Servicer Default shall have occurred and be continuing (unless waived by the appropriate Securityholders) (collectively, the “Monthly Remittance Conditions”); the Servicer shall not be required to remit such collections to the Collection Account on the foregoing basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day before each Distribution Date at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Condition is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables (other than payments on Warranty Receivables and the Administrative Receivables) and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account not later than the second Business Day after identification thereof.
     (b) The Indenture Trustee will promptly, on the date of receipt, deposit into the Collection Account all Net Swap Receipts received by it under the Interest Rate Swap Agreement in immediately available funds.
     (c) The Indenture Trustee or the Owner Trustee shall not be deemed to have knowledge of any event or circumstances under clause (iii) of the definition of the Monthly Remittance Condition unless the Indenture Trustee or the Owner Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer’s Certificate or from the Holders of Notes evidencing not less than 25% in principal amount of the Outstanding Amount of the Notes, or a Trust Officer of the
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Indenture Trustee or the Owner Trustee with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstances.
     (d) The Servicer shall give (i) the Owner Trustee and the Indenture Trustee written notice as soon as practical after the occurrence thereof but in no event later than 10 Business Days after obtaining knowledge thereof and (ii) each Rating Agency prompt written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) (it being understood that if the Monthly Remittance Condition is not satisfied as of the Closing Date, no such notice shall be required in connection therewith).
     (e) Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to any Class of Notes.
     SECTION 5.03 Application of Collections. All collections for the related Collection Period with respect to each Receivable (including any payoff) shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s customary servicing practices, and shall be allocated by the Servicer as follows:
     (a) First, to interest accrued to date on such Receivable;
     (b) Second, to principal until the Principal Balance of such Receivable is brought current;
     (c) Third, to reduce the unpaid late charges (if any) as provided in such Receivable; and
     (d) Fourth, to prepay principal on such Receivable.
     SECTION 5.04 Advances.
     (a) The Servicer shall make a payment with respect to each Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidated Receivable) (each, an “Advance”) equal to the excess if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during such Collection Period. The Servicer will not be obligated to make an Advance in respect of a Receivable (other than an Advance in respect of an interest shortfall arising from the Prepayment of a Receivable) to the extent that the Servicer, in its sole discretion, shall determine that the Advance constitutes a Nonrecoverable Advance. With respect to each Receivable, the
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Advance shall increase the Outstanding Advances. No Advances will be made with respect to the Principal Balance of the Receivables. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the related Distribution Date. To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer pursuant to Section 5.06; provided, however, that, notwithstanding anything else herein, the Servicer shall not be reimbursed for any amounts representing an Advance, or any portion thereof, made in respect of an interest shortfall arising from the Prepayment of a Receivable.
     (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable pursuant to Section 5.06(c)(i), Section 5.06(d)(i), or Section 5.06(e)(i): (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds, and (iii) the Warranty Purchase Payments.
     (c) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an Officer’s Certificate setting forth the amount of such Nonrecoverable Advance, and on the related Distribution Date, the Relevant Trustee shall remit to the Servicer from funds on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance pursuant to Section 5.06(c)(ii), Section 5.06(d)(ii), or Section 5.06(e)(ii).
     (d) Notwithstanding anything to the contrary in this Agreement, for so long as NMAC is the Servicer, in lieu of causing the Servicer first to deposit and then the Relevant Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) in Section 5.04(b) reimbursable in respect on Outstanding Advances, or the amounts described in Section 5.04(c) applicable in respect of Nonrecoverable Advances, the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.
     (e) Notwithstanding the provisions of Section 5.04(a), no Successor Servicer, including the Indenture Trustee, shall be obligated to make Advances unless it has expressly agreed to do so in writing.
     SECTION 5.05 Additional Deposits.
     (a) The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02; (ii) the Servicer shall remit (A) the aggregate Advances pursuant to Section 5.04(a), (B) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 4.06, and (C) the cash amount required upon any optional purchase of the Receivables by the Servicer, or any Successor Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall transfer (A) the Yield Supplement Deposit from the Yield Supplement
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Account to the Collection Account pursuant to Section 5.08, plus reinvestment income on the Yield Supplement Account (in assuring the availability therein of the related Available Interest), plus amounts described in the second sentence of Section 5.08(b), (B) the amounts described in Sections 5.06 and 5.07 from the Reserve Account to the Collection Account pursuant to Section 5.07, and (C) the amounts on deposit in the Swap Termination Payment Account, if any, to the Collection Account.
     (b) All deposits required to be made pursuant to Section 5.05(a) by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments maturing not later than 12:00 P.M. New York City Time, on the related Distribution Date.
     (c) The Servicer will promptly, on the date of receipt, deposit into the Collection Account any Net Swap Receipts received by the Servicer from the Swap Counterparty, if any.
     SECTION 5.06 Payments and Distributions.
     (a) The rights of the Certificateholders to receive distributions in respect of the Certificates shall be and hereby are subordinated to the rights of the Noteholders to receive distributions in respect of the Notes and the rights of the Swap Counterparty to be paid the Swap Termination Payments under the Interest Rate Swap Agreement, to the extent provided in this Section 5.06.
     (b) On each Determination Date, the Servicer shall calculate the Available Interest, the Available Principal, the Yield Supplement Deposit, the Noteholders’ Principal Distributable Amount, the Certificateholders’ Principal Distributable Amount, the amount to be distributed to Noteholders of each Class and to Certificateholders pursuant to Section 5.06(c), (d) or (e), the amount of any Net Swap Payments, Net Swap Receipts and Swap Termination Payments, if any, and all other distributions, deposits and withdrawals to be made on the related Distribution Date.
     (c) Subject to Sections 5.06(d) and (e), on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:
          (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);
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          (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);
          (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);
          (iv) to the Swap Counterparty, the Net Swap Payment, if any, for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) above);
          (v) on a pro rata basis, (A) to the Swap Counterparty, any Senior Swap Termination Payments for such Distribution Date, and (B) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) and (iv) above);
          (vi) to the Class A-1 Noteholders until the principal amount of the Class A-1 Notes is reduced to zero, an amount equal to the Noteholders’ Principal Distributable Amount for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);
          (vii) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Noteholders until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders (pro rata among the Class A-3a Noteholders and the Class A-3b Noteholders) until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders until the principal amount of the Class A-4 Notes is reduced to zero, an amount equal to the Noteholders’ Principal Distributable Amount for each such Class for such Distribution Date (after giving effect to any reduction in Noteholders’ Principal Distributable Amount described in clause (vi) above), such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);
          (viii) to the Reserve Account, the amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance with respect to such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vii) above);
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          (ix) to the Swap Counterparty, any Subordinated Swap Termination Payments for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (viii) above);
          (x) to the Certificateholders, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.11, to such Currency Swap Counterparty, except on any Distribution Date that occurs after the Notes are accelerated, the Certificateholders’ Principal Distributable Amount, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (ix) above); and
          (xi) any Available Amounts remaining after giving effect to the foregoing, to the Certificateholders.
     (d) Notwithstanding the provisions of Section 5.06(c), after the occurrence of an Event of Default that results in the acceleration of any Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:
          (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);
          (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);
          (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);
          (iv) to the Swap Counterparty, the Net Swap Payment, if any, for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) above);
          (v) on a pro rata basis, (A) to the Swap Counterparty, any Senior Swap Termination Payments for such Distribution Date, and (B) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest
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Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) and (iv) above;
          (vi) to the Class A-1 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);
          (vii) to the Class A-2 Noteholders, the Class A-3a Noteholders, the Class A-3b Noteholders, and the Class A-4 Noteholders on a pro rata basis (based on the Outstanding Amount of each Class), until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);
          (viii) to the Swap Counterparty, any Subordinated Swap Termination Payments for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vii) above);
          (ix) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Certificateholders, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.11, to such Currency Swap Counterparty, until the total amount paid to the Certificateholders in respect of principal from the Closing Date is equal to the Original Certificate Balance, such amount to be paid from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (iii) through (viii) above); and
          (x) any Available Amounts remaining after giving effect to the foregoing, to the Certificateholders.
     (e) Notwithstanding the provisions of Sections 5.06(c) and 5.06(d), after the occurrence of an Event of Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:
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          (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);
          (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);
          (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);
          (iv) to the Swap Counterparty, the Net Swap Payment, if any, for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) above);
          (v) on a pro rata basis, (A) to the Swap Counterparty, any Senior Swap Termination Payments for such Distribution Date, and (B) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) and (iv) above);
          (vi) to the Class A-1 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-1 Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);
          (vii) to the Class A-2 Noteholders, until the total amount paid to the Class A-2 Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-2 Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);
          (viii) pro rata to the Class A-3a Noteholders and the Class A-3b Noteholders, until the total amount paid to the Class A-3a Noteholders and the Class A-3b Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-3a Notes (and the Class A-3b Notes, respectively), such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vii) above);
          (ix) to the Class A-4 Noteholders, until the total amount paid to the Class A-4 Noteholders in respect of principal from the Closing Date is equal to the
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Original Principal Amount for the Class A-4 Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (viii) above);
          (x) to the Swap Counterparty, any Subordinated Swap Termination Payments for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (ix) above);
          (xi) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Certificateholders, or, to the extent amounts are payable to a Currency Swap Counterparty pursuant to a Currency Swap Agreement as described in Section 5.11, to such Currency Swap Counterparty, until the total amount paid to the Certificateholders in respect of principal from the Closing Date is equal to the Original Certificate Balance, such amount to be paid from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (iii) through (x) above); and
          (xii) any Available Amounts remaining after giving effect to the foregoing, to the Certificateholders.
     (f) For purposes of determining whether an Event of Default pursuant to Section 5.01(b) of the Indenture has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Distribution Date is the amount available to be paid thereto pursuant to Section 5.06(c); provided, however, that (i) the Class A-1 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-1 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for such Class, together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-2 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for their related Class, together with all interest accrued thereon through such date; (iii) the Class A-3 Notes are required to be paid in full (pro rata among the Class A-3a Notes and the Class A-3b Notes) on or before the Final Scheduled Distribution Date for the related Class, meaning that the Class A-3 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for their related Class, together with all interest accrued thereon through such date; and (iv) the Class A-4 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for their related Class, meaning that the Class A-4 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for their related Class, together with all interest accrued thereon through such date.
     (g) Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Distribution Date instruct the Relevant Trustee to
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pay or distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Certificate Register or Note Register, as the case may be (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be paid or distributed to such Securityholder pursuant to such Holder’s Note or Certificate. With respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on the relevant final Distribution Date instruct the Relevant Trustee to pay or distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.
     SECTION 5.07 Reserve Account.
     (a) In order to assure that certain amounts will be available to make required payments to Noteholders and the Swap Counterparty, the Seller will, pursuant to the Securities Account Control Agreement, establish and maintain with the Securities Intermediary a segregated trust account (the “Reserve Account”) in the name of the Indenture Trustee which will include the money and other property deposited and held therein pursuant to Section 5.06 and this Section 5.07. On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. As, and to the extent, set forth in Section 5.06(c), the Relevant Trustee will deposit Available Amounts into the Reserve Account on each Distribution Date as provided in the Servicer’s Certificate, until the amount on deposit therein equals the Specified Reserve Account Balance. On each Distribution Date, to the extent that amounts in the Collection Account and/or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (i) through (vii) of Section 5.06(c), clauses (i) through (viii) of Section 5.06(d), or clauses (i) through (ix) of Section 5.06(e), the Relevant Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses. On each Distribution Date, as provided in the Servicer’s Certificate, the Relevant Trustee will release to the Seller any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. Upon the payment in full of the Notes under the Indenture and payment of any Net Swap Payments and any Swap Termination Payments (if any) to the Swap Counterparty under an Interest Rate Swap Agreement, as directed in writing by the Servicer, the Relevant Trustee will release to the Seller any amounts remaining on deposit in the Reserve Account, and all rights to the Reserve Account and all other collateral registered or held therein shall revert to the Seller in accordance with the Securities Account Control Agreement. Upon any such distribution to the Seller, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, the Noteholders, and the Swap Counterparty will have no further rights in, or claims to, such amounts.
     (b) All amounts held in the Reserve Account shall be invested by the Relevant Trustee, as directed in writing by the Servicer, in Eligible Investments; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other
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time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) the Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied pursuant to Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Reserve Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required deposits on the Distribution Date; provided that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Relevant Trustee to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Relevant Trustee to make any such investment or sale, if requested by the Relevant Trustee, the Servicer shall deliver to the Relevant Trustee an Opinion of Counsel, acceptable to the Relevant Trustee, to such effect. Earnings, if any, on investment of funds in the Reserve Account shall be paid to the Seller, and losses and any investment expenses shall be charged against the funds on deposit therein. The Relevant Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Relevant Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.
     (c) Subject to the right of the Relevant Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06 and 5.07(a), the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Issuer, the Owner Trustee, the Swap Counterparty, or the Indenture Trustee. The Issuer, the Owner Trustee, the Seller, the Swap Counterparty, and the Indenture Trustee will treat the Reserve Account, all funds therein and all net investment income with respect thereto as assets of the Seller for federal income tax and all other purposes.
     (d) The Seller hereby grants to the Owner Trustee and the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty a security interest in the Reserve Account and all funds (including Eligible Investments) in the Reserve Account (including the Reserve Account Initial Deposit) and the proceeds thereof to secure the payment of interest on and principal of the Notes and any Net Swap Payments and any Swap Termination Payments to the Swap Counterparty under the Interest Rate Swap Agreement, and the Owner Trustee and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Account, and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder.
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If for any reason the Reserve Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Reserve Account to be moved to another institution or otherwise changed so that the Reserve Account becomes an Eligible Deposit Account.
     (e) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Account.
     SECTION 5.08 Yield Supplement Account.
     (a) In order to assure that sufficient amounts to make required distributions of interest to Noteholders will be available, the Owner Trustee will, pursuant to the Securities Account Control Agreement and the Yield Supplement Agreement, establish and maintain with the Securities Intermediary a segregated trust account (the “Yield Supplement Account”) in the name of the Indenture Trustee which will include the money and other property deposited and held therein pursuant to the Yield Supplement Agreement and this Section 5.08.
     (b) On or prior to the Closing Date, the Seller shall make a capital contribution to the Trust by depositing an amount equal to the Initial Yield Supplement Amount into the Yield Supplement Account pursuant to the Yield Supplement Agreement. On each Distribution Date, to the extent amounts then on deposit in the Yield Supplement Account are sufficient therefor, the Relevant Trustee will withdraw amounts then on deposit in the Yield Supplement Account in an amount equal to the Yield Supplement Deposit with respect to such Distribution Date and deposit such amounts into the Collection Account for application pursuant to Section 5.06. On each Distribution Date, if the amount on deposit in the Yield Supplement Account (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Required Yield Supplement Amount, the Relevant Trustee will deposit such excess into the Collection Account for distribution by the Relevant Trustee in accordance with the terms of Section 5.06(c). Upon payment in full of the Notes under the Indenture as directed in writing by the Servicer, the Indenture Trustee will release any amounts remaining on deposit in the Yield Supplement Account, and all rights to the Yield Supplement Account and all other collateral registered or held therein to the Seller.
     (c) All amounts held in the Yield Supplement Account shall be invested by the Relevant Trustee, as directed in writing by the Servicer, in Eligible Investments; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Yield Supplement Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) the Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied pursuant to Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Yield Supplement Account in one or more Eligible
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Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required deposits on the Distribution Date; provided, that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Relevant Trustee to make any investment of any funds or to sell any investment held in the Yield Supplement Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Relevant Trustee to make any such investment or sale, if requested by the Relevant Trustee, the Servicer shall deliver to the Relevant Trustee an Opinion of Counsel, acceptable to the Relevant Trustee, to such effect. Earnings, if any, on investment of funds in the Yield Supplement Account shall be deposited in the Collection Account on each Distribution Date, and losses and any investment expenses shall be charged against the funds on deposit therein. The Relevant Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Relevant Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.
     (d) The Trust, the Owner Trustee, the Seller, and the Indenture Trustee will treat the Yield Supplement Account, all funds therein and all net investment income with respect thereto as assets of the Trust for federal income tax and all other purposes.
     (e) Pursuant to the Yield Supplement Agreement and the Securities Account Control Agreement, the Trust will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments) in the Yield Supplement Account (including the Initial Yield Supplement Amount) and the proceeds thereof to secure the payment of interest on the Notes, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto. If for any reason the Yield Supplement Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Yield Supplement Account to be moved to another institution or otherwise changed so that the Yield Supplement Account becomes an Eligible Deposit Account.
     (f) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Yield Supplement Account.
     SECTION 5.09 Statements to Certificateholders and Noteholders.
     (a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, the Swap Counterparty, and the Owner Trustee shall include with each distribution to each Certificateholder a statement (which statement shall also be provided to each Rating Agency) based on information in the Servicer’s
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Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information:
     (i) the amount of the payment allocable to the principal amount of each Class of Notes and to the Certificate Balance;
     (ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;
     (iii) the amount of the distribution allocable to the Yield Supplement Deposit, if any, plus reinvestment income, if any, on the Yield Supplement Account;
     (iv) the Pool Balance as of the close of business on the last day of the related Collection Period;
     (v) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date and the amount of the Supplemental Servicing Fee, if any, paid to the Servicer with respect to the related Collection Period;
     (vi) the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the change in such amounts from the preceding Distribution Date;
     (vii) the Outstanding Amount, the Note Factor and the Note Pool Factor with respect to each Class of Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor with respect to the Certificates, in each case after giving effect to all payments in respect of principal on such Distribution Date;
     (viii) the amount of Advances made in respect of the Receivables during the related Collection Period and the amount of unreimbursed Advances on such Distribution Date;
     (ix) the balance of the Reserve Account and the Yield Supplement Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes;
     (x) the amount of defaults and net losses on the Receivables for the related Collection Period;
     (xi) the number of delinquencies on the Receivables as a percentage of the number of Receivables;
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     (xii) the amount of the currency swap payments and the currency swap termination payments, if any, due to the Currency Swap Counterparty under the Currency Swap Agreement described in Section 5.11;
     (xiii) any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;
     (xiv) any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period;
     (xv) any material breaches of representations, warranties or covenants contained in the Receivables;
     (xvi) any new issuance of notes or other securities backed by the Receivables;
     (xvii) any material change in the underwriting, origination or acquisition of Receivables; and
     (xviii) the amount of the Net Swap Receipts, if any, the Net Swap Payment, if any, the Senior Swap Termination Payment, if any, the Subordinated Swap Termination Payment, if any, the Swap Replacement Proceeds, if any, and the Swap Termination Payment, if any.
     (b) Copies of such statements may be obtained by the Certificateholders or the Note Owners from the Owner Trustee or the Indenture Trustee, as the case may be, by a request in writing. The Owner Trustee or the Indenture Trustee, as the case may be, shall provide such copies promptly after such requests.
     (c) No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.
     SECTION 5.10 Net Deposits. So long as NMAC is the Servicer, the Servicer (in whatever capacity) may make the remittances pursuant to Sections 5.02 and 5.05 above net of amounts to be distributed to the Servicer (in whatever capacity) pursuant to Section 5.06. Accounts between the Seller and the Servicer will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer’s Certificate as if the amounts were deposited and/or transferred separately.
     SECTION 5.11 Currency Swap Agreement. Pursuant to the Trust Agreement, the Issuer may, from time to time, as directed by the Certificateholders by means of notice to the Administrator, enter into a Currency Swap Agreement with a Currency Swap Counterparty to swap amounts payable to Certificateholders from U.S. dollars to Japanese yen; provided, that (1) at the time the Issuer enters into the Currency Swap Agreement, the Rating Agencies have
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confirmed the then-existing ratings of the Notes, and (2) any payments to the Currency Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Certificateholders. Any payments received by the Issuer from the Currency Swap Counterparty under such a Currency Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Certificateholders on the related Distribution Date. In connection with executing any such Currency Swap Agreement, the Issuer, Indenture Trustee, Owner Trustee, Seller and Servicer will enter into an amendment to this Sale and Servicing Agreement, subject to Section 10.01 in a form approved by the Certificateholders, that will specify the creation of any necessary accounts and modifications of any provisions hereof to the extent necessary or appropriate to effectuate the intention of such Currency Swap Agreement.
ARTICLE VI
The Seller
     SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
     (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire and own the Receivables. The location of the Seller’s chief executive office is in Nashville, Tennessee.
     (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.
     (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate, and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.
     (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this
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Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.
     (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, any Interest Rate Swap Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates, any Interest Rate Swap Agreement or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, any Interest Rate Swap Agreement, the Securities Account Control Agreement or the Yield Supplement Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, any Interest Rate Swap Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Certificates or the Notes; or (iv) relating to the Seller and that would adversely affect the federal or any state income tax attributes of the Issuer, the Certificates or the Notes.
     SECTION 6.02 Additional Covenants of the Seller.
     (a) The Seller agrees with the Certificateholders, the Note Owners and each Rating Agency that the Seller shall not issue any securities or deposit assets into a trust that issues any securities, the issuance of which could reasonably be expected to materially and adversely affect the rating of any Class of Notes unless it shall have first obtained the written consent of each Rating Agency to the effect that such issuance will not materially adversely affect such rating; provided that, the issuance of another series of certificates or notes pursuant to agreements with terms substantially similar to the terms of the Basic Documents shall not be deemed to materially and adversely affect the ratings
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on the Notes. The Seller shall provide a copy of any such consent to the Owner Trustee and the Indenture Trustee.
     (b) The Seller shall not do any of the following (without the prior written consent of each Rating Agency (other than Moody’s and Fitch) (which consent shall be to the effect that the acts set forth below shall not affect materially adversely the rating on any Class of Notes) and, upon the Seller’s receipt of such written consent from each Rating Agency (other than Moody’s and Fitch), the Owner Trustee and the Indenture Trustee shall, without any exercise of its own discretion, also provide its written consent to the Seller (promptly after the occurrence of any of the following, the Seller shall provide notice of such occurrence to Moody’s and Fitch, so long as Moody’s or Fitch, respectively, is then rating any outstanding Notes)):
     (1) engage in any business or activity other than those set forth in Article Three of the Seller’s Certificate of Incorporation, as amended;
     (2) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with the issuance of any certificates or notes (as defined in the Seller’s Certificate of Incorporation), provided that any such future indebtedness incurred in connection with the issuance of any certificates or notes must be rated at least with the same ratings given the outstanding certificates or notes secured or supported by assets acquired by the Seller from NMAC by each nationally recognized statistical rating organization that has rated such outstanding certificates or notes or, prior to the issuing of such future indebtedness incurred in connection with such certificates or notes, the Seller shall have received confirmation from each nationally recognized statistical rating organization that has rated such outstanding certificates or notes that the ratings of such outstanding certificates or notes will not be adversely affected by the issuance of such future indebtedness; and (B) (i) any indebtedness to NMAC or any of its Affiliates incurred in connection with the acquisition of receivables, which indebtedness shall be fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt) and nonrecourse against any assets of the Seller other than the assets pledged to secure such indebtedness, (ii) such indebtedness does not constitute a claim against the Seller in the event the assets pledged to secure such indebtedness are insufficient to pay such indebtedness, (iii) holders of such indebtedness agree that they have no rights in any assets of the Seller other than the assets pledged to secure such indebtedness, and (iv) to the extent that any holder of such indebtedness is deemed to have any interest in any assets of the Seller other than the assets pledged to secure such indebtedness, holders of such indebtedness agree that their interest is subordinate to claims or rights of holders of other indebtedness issued by the Seller, and that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;
     (3) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:
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          (i) the entity (if other than the Seller) formed or surviving the consolidation or merger or which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of all obligations of the Seller, including those obligations of the Seller under this Agreement and the Basic Documents, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Three, Article Four and Article Fifteen of the Seller’s Certificate of Incorporation, as amended;
          (ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness;
          (iii) the entity (if other than the Seller) formed or surviving the consolidation or merger or which acquires the properties and assets of the Seller agrees that (i) it shall maintain its funds or assets as identifiable and not commingle its funds or assets with those of any direct or ultimate parent of such entity and pay from its assets all obligations and indebtedness of any kind incurred by it, (ii) it shall maintain bank accounts, corporate records and books of account separate from those of any direct or ultimate parent of such entity and (iii) the business affairs of such entity will be managed by or under the direction of its board of directors and it will conduct its business from an office space separate from any direct or ultimate parent of such entity; and
          (iv) each nationally recognized statistical rating organization that has rated any issue of certificates or notes secured or supported by assets acquired by the Seller from NMAC shall confirm in writing that the rating of such certificates or notes shall not be adversely affected by such consolidation or merger;
     (4) without the affirmative vote of 100% of the members of the board of directors of the Seller, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or all or substantially all of its property, or make any assignment for the benefit of creditors;
     (5) cease to have an “Independent Director,” as defined in the Seller’s charter;
     (6) without the affirmative vote of at least one “Independent Director,” as defined in the Seller’s charter, enter into any transactions with the Servicer not in the ordinary course of business; or
(Nissan 2008-C Sale and Servicing Agreement)

     (7) modify any provision of the “Restricted Articles,” as defined in the Seller’s Certificate of Incorporation, of the Seller’s Certificate of Incorporation, as amended, in any material respect.
     SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.
     (a) The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and any and all other taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement and the Basic Documents) and costs and expenses in defending against the same. Without limiting the generality of the foregoing, if a tax is levied or assessed upon the Issuer or upon all or any part of the Trust Estate under HB3, which tax becomes due and payable after the Closing Date, the Seller shall pay such tax (or cause such tax to be paid) to the applicable taxing authority on behalf of the Issuer. Notwithstanding anything to the contrary contained herein, nothing in this Agreement should be read to imply that the Issuer is doing business in Texas, has sufficient nexus with Texas in order for HB3 to apply to the Issuer or is otherwise subject to the tax described in HB3.
     (b) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the registration or the sale of the Certificates and the Notes.
     Indemnification under this Section 6.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to any Person entitled thereto pursuant to this Section 6.03 and such Person thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).
     Promptly after receipt by a party indemnified under this Section 6.03 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller under this Section 6.03, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 6.03 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably
(Nissan 2008-C Sale and Servicing Agreement)

satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 6.03 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).
     SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Subject to Section 6.02, any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement or assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to perfect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 6.04 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.
     SECTION 6.05 Limitation on Liability of Seller and Others.
     (a) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust, the Swap Counterparty, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of
(Nissan 2008-C Sale and Servicing Agreement)

willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
     (b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders and the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.
     SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the Basic Documents. Certificates or Notes so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates or the Notes, as the case may be, except as otherwise expressly provided in the Basic Documents.
ARTICLE VII
The Servicer
     SECTION 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
     (a) Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust and the Indenture Trustee. The location of the Servicer’s chief executive office is in Nashville, Tennessee.
     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business
(Nissan 2008-C Sale and Servicing Agreement)

relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.
     (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.
     (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.
     (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Servicer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Interest Rate Swap Agreement(s), the Purchase Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Interest Rate Swap Agreement(s) or the Purchase Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Interest Rate Swap Agreement(s), the Purchase Agreement, the Certificates or the Notes; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates or the Notes.
     SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:
(Nissan 2008-C Sale and Servicing Agreement)

     (a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Swap Counterparty, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, “Damages”) arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates (other than the Trust) of a Financed Vehicle.
     (b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Swap Counterparty, the Certificateholders and the Noteholders from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon, the Owner Trustee, the Indenture Trustee, the Trust, the Swap Counterparty, the Certificateholders or the Noteholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.
          (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee from and against all Damages arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such Damage: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as the case may be; (ii) relates to any tax other than the taxes with respect to which the Seller shall be required to indemnify the Owner Trustee or the Indenture Trustee; (iii) shall arise from the breach by the Owner Trustee or the Indenture Trustee of any of their respective representations or warranties set forth in the Basic Documents; (iv) shall be one as to which the Seller is required to indemnify the Owner Trustee or the Indenture Trustee and as to which such Person has received payment of indemnity from the Seller; or (v) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of Successor Servicer hereunder.
     Promptly after receipt by a party indemnified under this Section 7.02 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 7.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 7.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 7.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 7.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the Person to or on behalf of whom such payments
(Nissan 2008-C Sale and Servicing Agreement)

are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).
     Indemnification under this Section 7.02 by NMAC (or any successor thereto pursuant to Section 7.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).
     SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.
     SECTION 7.04 Limitation on Liability of Servicer and Others.
     (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Swap Counterparty, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by
(Nissan 2008-C Sale and Servicing Agreement)

reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
     (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.
     SECTION 7.05 NMAC Not To Resign as Servicer. Subject to the provisions of Section 7.03, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMAC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall (i) have taken the actions required by Section 8.01 of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer, (ii) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 8.02 of this Agreement (other than the initial Servicer’s obligation to make Advances), and (iii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.
ARTICLE VIII
Default
     SECTION 8.01 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:
     (a) any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Relevant Trustee for deposit in any of the Accounts any required payment or to direct the Relevant Trustee to make any required distributions therefrom, which
(Nissan 2008-C Sale and Servicing Agreement)

failure continues unremedied for a period of three Business Days after (i) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of such failure given by the Owner Trustee or the Indenture Trustee, (ii) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer), the Owner Trustee or the Indenture Trustee of written notice of such failure given by Holders of Notes evidencing not less than 25% of the Outstanding Amount, or (iii) discovery of such failure by any officer of the Servicer;
     (b) any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in this Agreement (including its obligation to purchase Receivables pursuant to Section 4.06), which failure shall materially and adversely affect the rights of the Certificateholders or the Noteholders and shall continue unremedied for a period of 90 days after giving of written notice of the failure to (i) the Servicer (or the Seller, as long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (ii) the Servicer (or the Seller, as long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Outstanding Amount or Holders of Certificates evidencing not less than 25% of the Certificate Balance; or
     (c) the occurrence of an Insolvency Event with respect to the Servicer;
then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action all Notes held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Notes are held or beneficially owned by NMAC, NARC II or any of their Affiliates), acting together as a single Class, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or thereafter received with respect to the Receivables that shall at that time be held by the predecessor Servicer and the delivery of the Receivable Files and the related accounts and records maintained by the predecessor Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to
(Nissan 2008-C Sale and Servicing Agreement)

reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Indenture Trustee, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the Rating Agencies.
     SECTION 8.02 Appointment of Successor.
     (a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee and shall provide in writing the information reasonably required by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. If a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.02, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement.
     (b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer (except the initial Servicer’s obligation to make Advances) and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the servicing fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.
(Nissan 2008-C Sale and Servicing Agreement)

     (c) In connection with such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Issuer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
     SECTION 8.03 Repayment of Advances. If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to receive, to the extent of available funds, reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances previously made thereby.
     SECTION 8.04 Notification . Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.
     SECTION 8.05 Waiver of Past Defaults. The Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, or, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing a majority of the Certificate Balance, in each case excluding for purposes of such calculation and action all Securities held or beneficially owned by NMAC, NARC II or any of their Affiliates (unless all of the Notes or the Certificates, as the case may be, are held by NMAC, NARC II and their Affiliates), may, on behalf of all the Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.
ARTICLE IX
Termination; Release of Receivables
     SECTION 9.01 Optional Purchase of All Receivables.
     (a) On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than or equal to the Optional Purchase Percentage multiplied by the Original Pool Balance, the Servicer or any successor to the Servicer shall have the option to purchase, or cause to be purchased, the corpus of the Owner Trust Estate (whether or not such assets then comprise all or a portion of the Trust Estate) for an amount equal to the Optional Purchase Price (the “Optional Purchase”). To exercise such option, the Servicer or any successor to the Servicer shall notify the Owner Trustee and the Indenture Trustee of its intention to do so in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall, on or before the Distribution Date on which such purchase is
(Nissan 2008-C Sale and Servicing Agreement)

to occur, deposit pursuant to Section 5.05 in the Collection Account an amount equal to the Optional Purchase Price (or the deposit in cash of such lesser amount as provided in Section 9.01(b)), and shall succeed to all interests in and to the Trust Estate and the Owner Trust Estate; provided, however, that the Servicer shall not effect any such purchase so long as the rating of NMAC by Moody’s, or if NMAC shall then be unrated by Moody’s, then the rating of Nissan Capital of America, Inc., is less than “Ba1” by Moody’s, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase shall not constitute a fraudulent conveyance, subject to such assumptions as to factual matters as may be contained therein. Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement. Upon such deposit of the amount necessary to purchase the corpus of the Owner Trust Estate, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables.
     (b) The Servicer, at its option, may pay all or a portion of the Optional Purchase Price by issuing a demand note in favor of the Trust, the terms of which, on the whole, shall be commercially reasonable and substantially similar to terms that would prevail in an arms-length negotiation between unaffiliated parties; provided, however, that (i) the Servicer shall pay in cash the portion of the Optional Purchase Price that is equal to or greater than the sum of (x) the Outstanding Amount of all Classes of Notes, (y) the Noteholders’ Interest Distributable Amount for all Classes of Notes for such Distribution Date, and (z) all Net Swap Payments, if any, and any Swap Termination Payments, if any, due to the Swap Counterparty, and (ii) the Servicer may issue a demand note to a Certificateholder pursuant to this Section 9.01 only if such Certificateholder consents to the receipt of such demand note.
     (c) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder and the Swap Counterparty as soon as practicable after their receipt of notice thereof from the Servicer.
     (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes and all Net Swap Payments, if any, and any Swap Termination Payments, if any, due to the Swap Counterparty, the Certificateholders will succeed to the rights of the Noteholders hereunder other than under Section 5.06 and the Issuer will succeed to the rights of the Indenture Trustee provided for in this Agreement.
     SECTION 9.02 Release of Receivables.
     (a) Upon repurchase of any Receivable by the Seller pursuant to Section 3.02 or by the Servicer pursuant to Section 4.06 or Section 9.01, the Issuer and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such
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Receivable, and all security and any records relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and records, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto.
     (b) The Issuer and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to Sections 3.02, 4.06 and 9.02.
     (c) If in any enforcement suit or legal proceeding it is held that the Seller or the Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer, and the Indenture Trustee on behalf of the Noteholders, shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or the Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, the Certificateholders or the Noteholders.
     SECTION 9.03 Termination.
     (a) The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the corpus of the Trust as described in Section 9.01 and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.
     (b) Notice of any such termination under this Section 9.03 shall be given by the Indenture Trustee or the Owner Trustee to each Securityholder of record and to the Swap Counterparty as specified in the Indenture or the Trust Agreement, as appropriate.
ARTICLE X
Miscellaneous
     SECTION 10.01 Amendment.
     (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders.
     (1) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or make any other provisions with respect to matters or questions arising hereunder that are not inconsistent with the provisions herein; provided that (i) the amendment will not materially
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and adversely affect the interest of any Noteholder or Certificateholder and (ii) the Servicer shall have delivered an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder; and
     (2) to (A) change the formula for determining the required amount for the Specified Reserve Account Balance or (B) add a supplemental specified Reserve Account balance and amend Section 5.06(c) to require payments and distributions to the Reserve Account up to an amount equal to the sum of the Specified Reserve Account Balance and such supplemental specified Reserve Account balance immediately following any payments and distributions made pursuant to Section 5.06(c)(ix) upon (i) confirmation from each Rating Agency that such amendment will not result in the qualification, reduction or withdrawal of any rating it currently assigns to any Class of Notes, or (ii) delivery by the Servicer to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder.
     An amendment will be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder of any Class if (x) the amendment does not adversely affect the Trust’s status as a partnership (or, for any period during which there is not more than one beneficial owner of a Certificate, the Trust’s status as an entity that is disregarded as an entity separate from the Certificateholder) for federal income tax purposes, (y) each Rating Agency confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that Class, and (z) the Servicer has delivered the Officer’s Certificate described in this Section 10.01(a).
     (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the consent of:
     (1) the Holders of Notes evidencing a majority of the Outstanding Amount of the Notes; or
     (2) in the case of any amendment that does not adversely affect the Indenture Trustee or the Noteholders, the Holders of the Certificates evidencing a majority of the outstanding Certificate Balance (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their Affiliates, unless all of the Certificates are held by the Seller, the Servicer or any of their Affiliates);
for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders; provided, however, that no amendment shall:
     (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of those Noteholders or
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Certificateholders or change the Interest Rate or the Specified Reserve Account Balance (except as described above under clause (2) of subsection (a) above) without the consent of each “adversely affected” Noteholder or Certificateholder; or
     (2) reduce the aforesaid percentage of the Outstanding Amount of the Notes or Certificate Balance of the Certificates which is required to consent to any amendment, without the consent of the Holders of all the then outstanding Notes or Certificates.
     An amendment referred to above will be deemed not to “adversely affect” a Noteholder of any Class only if each Rating Agency confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that Class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that those Noteholders and Certificateholders whose consents were not obtained were not adversely affected by such amendment.
     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, and each of the Rating Agencies.
     It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(h)(A). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.
     (c) The Indenture Trustee shall notify the Swap Counterparty of any proposed amendment or supplement to this Agreement. If such proposed amendment or supplement would materially and adversely affect any of the Swap Counterparty’s rights or obligations under an Interest Rate Swap Agreement, the Indenture Trustee shall obtain the consent of the Swap Counterparty prior to the adoption of such amendment or supplement; provided, that the Swap Counterparty’s consent to any such amendment or supplement shall not be unreasonably withheld, and provided, further, that the Swap Counterparty’s consent will be deemed to have been given if the Swap Counterparty does not object in writing within 10 days of receipt of a written request for such consent.
     (d) The Indenture Trustee shall notify each Certificateholder of any proposed amendment or supplement to this Agreement pursuant to Section 10.01(a)(2). If such proposed amendment or supplement would materially and adversely affect any of the
(Nissan 2008-C Sale and Servicing Agreement)

rights or obligations of any Certificateholder, the Indenture Trustee shall obtain the consent of each Certificateholder prior to the adoption of such amendment or supplement; provided, that no Certificateholder’s consent to any such amendment or supplement shall be unreasonably withheld, and provided, further, that each Certificateholder’s consent will be deemed to have been given if such Certificateholder does not object in writing within 10 days of receipt of a written request for such consent.
     SECTION 10.02 Protection of Title to Trust.
     (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
     (b) The Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507(c) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.
     (c) Each of the Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee of any relocation of its principal executive office or state of incorporation within 30 days after such relocation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.
     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.
     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer’s master computer records that refer to any Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. The Servicer shall at all times maintain control of the Receivables constituting electronic chattel paper. Indication of these respective interests in a Receivable shall be deleted from or modified on the
(Nissan 2008-C Sale and Servicing Agreement)

Servicer’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.
     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.
     (g) Upon receipt of a written request from the Owner Trustee or the Indenture Trustee, which request shall be made no more frequently than annually, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, as the case may be, within 20 Business Days after receipt of such request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of the list of Receivables attached hereto as Schedule A and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust. The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.
     (h) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:
          (A) upon the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel, based on customary assumptions and qualifications, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest;
          (B) if requested by the Indenture Trustee or the Owner Trustee, not more frequently than annually, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, based on customary assumptions and qualifications, all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and
          (C) with a copy to each Rating Agency then rating the Notes, no less frequently than every twelve months (commencing on the Closing Date), an Opinion of Counsel, in substantially the form delivered to the Rating Agencies on the Closing Date, either as to the Servicer’s control of the Receivables
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evidenced by electronic contracts, or as to the Servicer’s control of other automobile receivables evidenced by electronic contracts sold and serviced by the Servicer.
     (i) Each Opinion of Counsel referred to in clause (h)(A), (h)(B) or (h)(C) above shall specify any action necessary (as of the date of such Opinion of Counsel) to be taken in the following year to preserve and protect such interest.
     SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee, 37067, Attention: Treasurer, (b) in the case of the Servicer, to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee, 37067, Attention: Treasurer, (c) in the case of the Issuer or the Owner Trustee, to Nissan Auto Receivables 2008-C Owner Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Auto Receivables 2008-C Owner Trust, (d) in the case of the Indenture Trustee, to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, 25 DeForest Avenue, Summit, NJ 07901, Attention: Structured Finance Services – Nissan Auto Receivables 2008-C Owner Trust, (e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, (f) in the case of Standard & Poor’s, to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, (g) in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Asset Backed Securities Group, and (h) in the case of the Swap Counterparty, as provided in an Interest Rate Swap Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
     SECTION 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 of this Agreement and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Indenture Trustee, the Owner Trustee, the Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount and the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance.
     SECTION 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
     SECTION 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such
(Nissan 2008-C Sale and Servicing Agreement)

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     SECTION 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     SECTION 10.10 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.
     SECTION 10.11 Nonpetition Covenants.
     (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.
     (b) Notwithstanding any prior termination of this Agreement, each of the Servicer and the Owner Trustee (not in its individual capacity but solely as Owner Trustee), prior to the date which is one year and one day after the Notes are paid in full, covenants and agrees that it will not at any time file, join in any filing of, or cooperate with or encourage others to file any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceeding against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.
     SECTION 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and by Deutsche Bank Trust Company Americas, not in
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its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall Wilmington Trust Company or Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.
     SECTION 10.13 Waivers. No failure or delay on the part of the Issuer in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy. Notwithstanding anything to the contrary, the Issuer shall not waive any breach of representations and warranties as set forth in Sections 3.01(e), (l), (n), (o), (aa) or (ee) without the written consent of at least a majority of the Outstanding Amount of the Notes, voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by NMAC, NARC II or any of their Affiliates, unless at such time all of the Notes are held of record or beneficially owned by NMAC, NARC II or any of their Affiliates.
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(Nissan 2008-C Sale and Servicing Agreement)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NISSAN AUTO RECEIVABLES 2008-C OWNER TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:

Name:
Title:

NISSAN AUTO RECEIVABLES CORPORATION II, as Seller

By:

Name: Rakesh Kochhar
Title: Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION, individually and as Servicer

By:

Name: Steven R. Lambert
Title: President
ACKNOWLEDGED AND ACCEPTED AS OF
THE DAY AND YEAR FIRST ABOVE WRITTEN:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Indenture Trustee

By:

Name:
Title:

By:

Name:
Title:
(Nissan 2008-C Sale and Servicing Agreement)

S-1

SCHEDULE A
SCHEDULE OF RECEIVABLES
To be delivered by NMAC upon request.
Schedule A-1
(Nissan 2008-C Sale and Servicing Agreement)

SCHEDULE B
LOCATION OF THE RECEIVABLE FILES
1.	Nissan Motor Acceptance Corporation, including its Infiniti Financial Services Division, 8900 Freeport Parkway, Irving, TX, 75063-2438

2.	Iron Mountain, 1235 N. Union Bower, Irving, Texas 75061

3.	Nissan North America, Inc., Denver Data Center, 106 Inverness Circle, East Englewood, Colorado 80112-5312

4.	Iron Mountain, 8879 Fox Drive, Thornton, Colorado 80260

5.	FDI Computer Consulting, Inc. (d/b/a FDI Collateral Management), at the following locations:
(a) Operations Facility (where paper titles are stored): 9750 Goethe Road, Sacramento, CA 95827
(b) Data Center (where production e-data is stored): 1140 Striker, Sacramento, CA 95834
(c) Corporate Office (where daily backups are transferred): 9750 Goethe Road, Sacramento, CA 95827
(d) Offsite storage (where long-term backup tapes are stored): Iron Mountain, 711 Striker Avenue, Sacramento, CA 95834
6.	DealerTrack, Inc., 300 Boulevard East, Weehawken, New Jersey 07086

7.	DealerTrack, Inc., 1 First Avenue, Waltham, Massachusetts 02451
(Nissan 2008-C Sale and Servicing Agreement)
Exhibit B-1

EXHIBIT A
FORM OF YIELD SUPPLEMENT AGREEMENT
See attached.
(Nissan 2008-C Sale and Servicing Agreement)
Exhibit A-1

Nissan Auto Receivables Corporation II
One Nissan Way
Franklin, Tennessee 37067
Dated as of December 11, 2008
YIELD SUPPLEMENT AGREEMENT
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
25 DeForest Avenue
Summit, New Jersey 07901
Attn: Structured Finance Services – Nissan Auto
          Receivables 2008-C Owner Trust
Nissan Auto Receivables 2008-C Owner Trust
In care of: Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attn: Nissan Auto Receivables 2008-C Owner Trust
Ladies and Gentlemen:
     Nissan Auto Receivables Corporation II (the “Company”) hereby confirms arrangements made as of the date hereof with you, Deutsche Bank Trust Company Americas, as Indenture Trustee, and Wilmington Trust Company, as Owner Trustee for the Nissan Auto Receivables 2008-C Owner Trust (the “Trust”), for the benefit of the Noteholders, to be effective upon (i) receipt by the Company of the enclosed copy of this letter agreement (the “Yield Supplement Agreement”), executed by Nissan Motor Acceptance Corporation (“NMAC”), the Indenture Trustee and the Owner Trustee, (ii) execution of the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Company and NMAC, (iii) receipt by NMAC of the payment by the Company of the purchase price under the Purchase Agreement, and (iv) the receipt by the Company of the capital contribution of NMAC in connection with the payment of the purchase price under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Sale and Servicing Agreement, dated as of the date hereof, among NMAC, as Servicer, the Company, and Nissan Auto Receivables 2008-C Owner Trust, as Issuer (the “Sale and Servicing Agreement”).
     1. On or prior to each Determination Date, the Servicer shall notify the Company and the Owner Trustee of the “Yield Supplement Deposit” (as defined below) for the related Distribution Date, the amount on deposit in the Yield Supplement Account (as defined below), the Servicing Payment Deposit with respect to the related Distribution Date and the amount of
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-2

reinvestment income during the related Collection Period on the Yield Supplement Account. The “Yield Supplement Deposit” means, with respect to any Distribution Date, the amount by which (i) the aggregate amount of interest that would have been due during the related Collection Period on all Yield Supplemented Receivables (as defined below) if such Yield Supplemented Receivables bore interest at the Required Rate (as defined below) exceeds (ii) the amount of interest accrued on such Yield Supplemented Receivables at their respective APRs and due during such Collection Period. “Required Rate” means, with respect to each Collection Period, 7.70%. “Yield Supplemented Receivable” means any Receivable that has an APR less than the Required Rate.
     2. On or before the date hereof, the Owner Trustee shall establish and maintain with the Securities Intermediary and pledge to the Indenture Trustee a segregated trust account in the name of the Indenture Trustee for the benefit of the Noteholders (the “Yield Supplement Account”) in accordance with the Securities Account Control Agreement to secure the payment of interest on the Notes, or such other account as may be acceptable to the Rating Agencies, and the Trust hereby grants to the Indenture Trustee for the benefit of the Noteholders a first priority security interest in the Yield Supplement Account and the monies on deposit and the other property that from time to time comprise the Yield Supplement Account (including the Initial Yield Supplement Amount), and any and all proceeds thereof (collectively, the “Yield Supplement Account Property”). The Indenture Trustee shall possess all of the rights of a secured party under the UCC with respect thereto. The Yield Supplement Account Property and the Yield Supplement Account shall be under the sole dominion and control of the Indenture Trustee. Neither the Company, the Trust nor any Person claiming by, through or under the Company or the Trust shall have any right, title or interest in, any control over the use of, or any right to withdraw amounts from, the Yield Supplement Account Property or the Yield Supplement Account. All Yield Supplement Account Property in the Yield Supplement Account shall be applied by the Relevant Trustee as specified in this Yield Supplement Agreement and the Sale and Servicing Agreement. The Relevant Trustee shall, not later than 5:00 P.M., New York City time on the Business Day preceding each Distribution Date, withdraw from the Yield Supplement Account and deposit in the Collection Account an amount equal to the Yield Supplement Deposit plus the amount of reinvestment income on the Yield Supplement Account for such Distribution Date.
     3. On or prior to the date hereof, the Company shall make a capital contribution to the Trust of $42,278,489.29 (the “Initial Yield Supplement Amount”), by depositing such amount into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account on the date of issuance of the Notes and for each Distribution Date until the Notes of all Classes have been paid in full or the Indenture is otherwise terminated (the “Required Yield Supplement Amount”), as determined by the Servicer and notified to the Relevant Trustee, means an amount equal to the lesser of the net present value of (i) the maximum aggregate Yield Supplement Deposits that will become due on future Distribution Dates, assuming (1) that payments on the Receivables are made on their scheduled due dates, based on a year consisting of twelve 30-day months, (2) no Receivable becomes a prepaid Receivable, and (3) a discount rate of 1.75%, and (ii) the Initial Yield Supplement Amount. The Required Yield Supplement Amount may decline as a result of prepayments or repayments in full of the Receivables. The Relevant Trustee shall have no duty or liability to determine the Required Yield Supplement Amount and may fully rely on the determination thereof by the
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-3

Servicer. If, on any Distribution Date, the funds in the Yield Supplement Account are in excess of the Required Yield Supplement Amount for such Distribution Date after giving effect to all distributions to be made on such Distribution Date, the Relevant Trustee shall deposit the amount of such excess into the Collection Account for distribution by the Relevant Trustee in accordance with the terms of Sections 5.06(c), (d) and (e) of the Sale and Servicing Agreement. The Yield Supplement Account shall be part of the Trust. It is the intent of the parties that the Yield Supplement Account Property be treated as property of the Trust for all federal, state and local income and franchise tax purposes. The provisions of this Yield Supplement Agreement should be interpreted accordingly. Further, the Trust shall include in its gross income all income earned on the Yield Supplement Account Property and the Yield Supplement Account.
     4. All or a portion of the Yield Supplement Account may be invested and reinvested in the manner specified in Section 5.08 of the Sale and Servicing Agreement in accordance with written instructions from the Servicer or the Secured Party (as defined in the Securities Account Control Agreement) under the Securities Account Control Agreement, as the case may be. All such investments shall be made in the name of the Relevant Trustee. Earnings on investment of funds in the Yield Supplement Account shall be deposited in the Collection Account on each Distribution Date, and losses and any investment expenses shall be charged against the funds on deposit therein. Upon payment in full of the Notes under the Indenture, as directed in writing by the Servicer, the Indenture Trustee will release any amounts remaining on deposit in the Yield Supplement Account to the Owner Trustee for the benefit of the Certificateholders, which amounts the Owner Trustee shall deposit into the Trust Collection Account, and the Company shall have no further obligation to pay to the Servicer the Servicing Payment Deposit. If for any reason the Yield Supplement Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Yield Supplement Account to be moved to another institution or otherwise changed so that the Yield Supplement Account becomes an Eligible Deposit Account.
     5. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.
     6. This Yield Supplement Agreement shall not be amended, modified or terminated except in accordance with the provisions for amendments, modifications and terminations of the Sale and Servicing Agreement as set forth in Section 10.01 of the Sale and Servicing Agreement.
     7. THIS YIELD SUPPLEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-4

     8. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or telecopy number or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.
The Company:
Nissan Auto Receivables Corporation II
One Nissan Way
Franklin, Tennessee 37067
Attention: Treasurer
Facsimile No.: (615) 725-1720
Indenture Trustee:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
25 DeForest Avenue
Summit, New Jersey 07901
Attn: Structured Finance Services – Nissan Auto
Receivables 2008-C Owner Trust
Facsimile No.: (212) 553-2458
Trust:
Nissan Auto Receivables 2008-C Owner Trust
In care of: Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attn: Nissan Auto Receivables 2008-C Owner Trust
     10. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.
     11. Each of the parties hereto agrees and acknowledges that all of the rights and interests of the Indenture Trustee hereunder shall be automatically transferred to the Owner Trustee, and the Owner Trustee shall succeed to all such rights and interests, upon the payment in full of the Notes in accordance with the terms of the Indenture and the Sale and Servicing Agreement.
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-5

     If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-6

Very truly yours, NISSAN AUTO RECEIVABLES CORPORATION II
By:
Name:
Title:

Agreed and accepted as of ____________, 2008
NISSAN MOTOR ACCEPTANCE CORPORATION

By:

Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Indenture Trustee

By:

Name:
Title:

By:

Name:
Title:
NISSAN AUTO RECEIVABLES 2008-C
OWNER TRUST

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:

Name:
Title:
(Nissan 2008-C Sale and Servicing Agreement)

Exhibit A-7

APPENDIX A
REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS
PART I
DEFINED TERMS
     Section 1.01. As used in this Appendix A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Appendix A that are defined in the Agreement to which this Appendix A is attached shall have the same meanings herein as in the Agreement:
     “Commission”: The United States Securities and Exchange Commission.
     “Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Securities Act”: The Securities Act of 1933, as amended.
PART II
COMPLIANCE WITH REGULATION AB
     Section 2.01. Intent of the Parties; Reasonableness.
     Each of the Issuer, the Indenture Trustee, the Seller and the Servicer acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Indenture Trustee, the Seller, and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Neither the Issuer nor the Seller shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Indenture Trustee, the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer hereby agrees to reasonably comply with all reasonable requests made by the Issuer (including any of its assignees or designees), the Indenture Trustee or the Seller, as the case may

Appendix A-1

be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports, and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB.
     Notwithstanding the foregoing, each of the Issuer, the Indenture Trustee, the Seller and the Servicer hereby agree to comply with all applicable sections of Regulation AB, including, without limitation, Item 1122 of Regulation AB, which includes the delivery by the Servicer of compliance statements and assessment and attestation reports, and the Servicer shall obtain from each party participating in the servicing function the reports required by Item 1122 of Regulation AB.

Appendix A-2